                                 EXHIBIT 99.1


                      MDR CARTAGE, INC. and
                      BF TRANSPORTATION, INC.
                      Combined Financial Statements
                      For the year ended December 31, 1998
                      and for the six months ended
                      June 30, 1998 and June 30, 1999
                      (unaudited)

                       Report of Independent Accountants

October 12, 1999

To the Stockholders of MDR Cartage, Inc. and
BF Transportation, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the combined financial position of MDR Cartage, Inc. and BF Transportation, Inc. at December 31, 1998, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit opinion provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Atlanta, Georgia

MDR CARTAGE, INC. and BF TRANSPORTATION, INC.
Combined Balance Sheets
--------------------------------------------------------------------------------

                                                                  December 31,        June 30,
                                                                     1998               1999
                                                                                     (Unaudited)
                                                                  -----------        -----------
ASSETS
Current assets:
  Cash                                                            $   966,485        $   620,069
  Accounts receivable net of allowance for
    doubtful accounts $257,997 and $272,997                         1,810,889          2,489,045
  Other current assets                                                413,997            722,564
  Deferred income taxes                                               404,186            424,019
                                                                  -----------        -----------
    Total current assets                                            3,595,557          4,255,697

Noncurrent assets:
  Property and equipment                                           15,270,023         14,265,836
     Total noncurrent assets
                                                                  -----------        -----------
    Total assets                                                  $18,865,580        $18,521,533
                                                                  ===========        ===========

LIABILITIES, AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt                            $ 3,555,798        $ 3,359,594
  Current maturities - notes payable - related parties              1,102,835          1,402,174
  Line of Credit                                                       17,364            700,000
  Bank overdrafts                                                     471,291            700,000
  Accounts payable                                                    106,701            317,384
  Accrued expenses and other current liabilities                      763,978            668,115
  Federal and state income taxes                                      480,283                -0-
                                                                  -----------        -----------
    Total current liabilities                                       6,498,250          7,147,267
                                                                  -----------        -----------
Noncurrent liabilities
  Long-term debt                                                    3,112,354          2,513,829
  Notes payable - related parties                                   1,316,470          1,402,174
  Deferred income taxes                                             2,995,097          3,069,676
                                                                  -----------        -----------
    Total noncurrent liabilities                                    7,423,921          6,985,679
                                                                  -----------        -----------
    Total liabilities                                              13,922,171         14,132,946
                                                                  -----------        -----------

Commitments and Contingencies

Stockholders' Equity:
Common Stock
  MDR Cartage Inc., no par value, 2,000 shares
   authorized, 200 shares issued and outstanding                        6,281              6,281
  BF Transportation, Inc., no par value, 2,000 shares
   authorized, 100 shares issued and outstanding                        1,000              1,000
 Treasury stock                                                      (274,323)          (274,323)
 Returned Earnings                                                  5,210,451          4,655,629
                                                                  -----------        -----------
    Total stockholders' equity                                      4,943,409          4,388,587
                                                                  -----------        -----------
    Total liabilities and stockholders' equity                    $18,865,580        $18,521,533
                                                                  ===========        ===========

           See accompanying notes to combined financial statements.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Combined Statements of Operations
--------------------------------------------------------------------------------

                                               Year Ended           (Unaudited)
                                              December 31,    Six Months Ended June 30,
                                              ------------   --------------------------
                                                  1998            1998           1999
Operating revenues                             $23,021,510   $11,478,444    $12,552,986
                                               -----------   -----------    -----------
Operating expenses
  Salaries, wages and benefits                   8,279,341     4,263,462      4,365,623
  Fuel                                           3,490,558     1,791,656      1,765,844
  Operating supplies and expenses                4,429,269     2,219,343      2,689,174
  Lease expense - revenue equipment              1,688,878       856,437      1,054,091
  Insurance                                        522,926       308,547        356,838
  Depreciation and amortization expense          2,765,451     1,412,300      2,121,183
  General and administrative expense               331,687       168,444         68,702
                                               -----------   -----------    -----------
    Total operating expenses                    21,508,110    11,020,189     12,421,455
                                               -----------   -----------    -----------
    Operating income                             1,513,400       458,255        131,531
                                               -----------   -----------    -----------
Interest expense                                   572,613       274,163        291,079
                                               -----------   -----------    -----------
Income (loss) before income taxes                  940,787       184,092       (159,548)
Provision (benefit) for income taxes               338,303        43,560        (45,171)
                                               -----------   -----------    -----------
Net Income (Loss)                                  602,484       140,532       (114,377)
                                               ===========   ===========    ===========

           See accompanying notes to combined financial statements.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Combined Statements of Changes in Stockholders' Equity
--------------------------------------------------------------------------------

                                                BF
                                          Transportation,
                                   MDR         Inc.                                    Total
                                  Common      Common        Treasury      Retained    Stockholders'
                                  Stock        Stock          Stock       Earnings        Equity
                                --------- ---------------  ----------   -----------   -------------

Balance at December 31, 1997    $   6,281     $   1,000       $(274,323)   $5,463,069      $5,196,027

Distributions                                                                (855,102)       (855,102)

Net Income                                                                    602,484         602,484
                                ---------     ---------       ---------    ----------      ----------
Balance at December 31, 1998        6,281         1,000        (274,323)    5,210,451       4,943,409

Distributions                                                                (440,445)       (440,445)

Net Loss (unaudited)                                                         (114,377)       (114,377)
                                ---------     ---------       ---------    ----------      ----------
Balance at June 30, 1999        $   6,281     $   1,000       $(274,323)   $4,655,629      $4,388,587
   (unaudited)                  =========     =========       =========    ==========      ==========

           See accompanying notes to combined financial statements.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Combined Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                      Year Ended           (Unaudited)
                                                                     December 31,   Six Months Ended  June 30,
                                                                    -------------   --------------------------
                                                                        1998            1998          1999

Cash flows from operating activities
 Income (loss) from operations                                      $   602,484     $   140,532    $  (114,377)
                                                                    -----------     -----------    -----------
  Adjustments to reconcile net income (loss)
   to cash provided by operating activities
   Depreciation and amortization                                      2,765,451       1,412,300      2,121,183
  Changes in assets and liabilities
   Increase (decrease) in accounts receivable                           336,829          63,848       (678,156)
   Increase (decrease) in other assets                                  347,959         (72,350)      (308,567)
   Increase (decrease) in accounts payable and accrued expenses         254,901         (50,931)       (82,010)
                                                                    -----------     -----------    -----------

      Total adjustments                                               3,705,140       1,352,867      1,052,450
                                                                    -----------     -----------    -----------
       Net cash provided by operating activities                      4,307,624       1,493,399        938,073
                                                                    -----------     -----------    -----------

Cash flows from financing activities
 Net repayments on long-term debt                                    (2,983,307)     (1,143,636)      (844,044)
 Distributions to stockholders                                         (855,107)       (667,755)      (440,445)
                                                                    -----------     -----------    -----------

  Net cash used in financing activities                              (3,838,414)     (1,811,391)    (1,284,489)
                                                                    -----------     -----------    -----------

Increase (decrease) in cash                                             469,210        (317,992)      (346,416)

Cash, beginning of period                                               497,275         497,275        966,485
                                                                    -----------     -----------    -----------

Cash, end of period                                                 $   966,485     $   179,283    $   620,069

Supplemental cash flow data
 Cash paid for interest                                             $   568,621     $   272,381    $   293,290
                                                                    ===========     ===========    ===========

 Cash paid for taxes                                                $   119,592     $   119,592    $   411,641
                                                                    ===========     ===========    ===========

Non-cash Investing and Financing Activities

The Company acquired property and equipment with a book value of $4,639,448, $1,791,687 and $1,116,996 during the year ended December 31, 1998 and the six months ended June 30, 1998 and June 30, 1999, respectively, by incurring indebtedness.


           See accompanying notes to combined financial statements.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------

1.  Organization and Basis of Presentation

    MDR Cartage, Inc. and BF Transportation, Inc. are nationwide bulk freight trucking companies based in Jonesboro, Arkansas, engaged in the short and long haul transportation services business. The Companies' primary areas of operations are the Northeast, Eastern seaboard, and the Southern United States.

2.  Summary of Significant Accounting Policies

    Interim Statements

    The combined financial statements for the six months ended June 30, 1998 and 1999, contained in this report are unaudited but reflect all adjustments, consisting of only normal recurring adjustments necessary for the fair presentation of the results for the interim periods. The results of operations for any interim period are not necessarily indicative of results for the full year.

    Principles of Combination

    The combined financial statements include the accounts of MDR Cartage, Inc. and BF Transportation, Inc. (collectively the "Company"). The Companies are affiliated through common ownership. All material inter-company transactions have been eliminated in combination.

    Estimates

    The process of preparing financial statements requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

    Revenue recognition

    Revenues and related expenses are recognized under a method which approximates when freight is shipped. The Company believes that alternative methods of revenue recognition would not result in a material difference in the Company's results of operations or financial position.

    Cash

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company's cash management programs utilize zero balance accounts. The Company maintains its cash balances in financial institutions located in Jonesboro, Arkansas. The balances are insured up to $100,000.

    Concentrations of credit risk

    Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. Three companies accounted for 42% of the Company's revenue for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999. The Company reviews a customer's credit history before extending credit and generally does not require collateral. The Company maintains an allowance for doubtful accounts based upon factors surrounding the credit risk of

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------

   specific customers, historical trends, and other information. The Company's historical experience in collection of accounts receivable falls within the recorded allowances. Due to these factors, no additional credit risk beyond amounts provided for collection losses are believed inherent in the Company's trade accounts receivable.

   Inventories

   Inventories consist principally of repair parts and fuel and are stated at the lower of cost or market on a first-in first-out (FIFO) basis.

   Fair Values of Financial Instruments

   Disclosure of fair value information about certain financial instruments, whether or not recognized in the balance sheet for which it is practicable to estimate that value, is required by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments."

   The carrying amounts of financial instruments including cash and cash equivalents, trade accounts receivable, trade accounts payable, and accrued liabilities and expenses approximate fair value because of the relatively short maturity of these investments. The carrying value of notes payable approximate fair value as their interest rates approximate market rates.

   Property and Equipment

   Equipment is stated at historical cost. Except for life extending repair costs (such as engine overhauls), all equipment maintenance and repair costs are charged to operating expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the asset. Gain or loss upon retirement or disposal of equipment is recorded as income or expense. The ranges of depreciable lives used for financial reporting purposes are:

                                                               Years
      Revenue Equipment                                        6 to 10
      Service and garage equipment                             3 to 7
      Office Furniture, Fixtures and Equipment                 5 to 10
      Buildings and Leasehold Improvements                     7 to 40


   Income taxes

   MDR Cartage, Inc. applies Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, the deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

   BF Transportation, Inc. is organized as an S-Corporation and is therefore exempt from federal and Arkansas state income tax. Taxable income of the Company is allocated to its shareholders for inclusion in the determination of their individual taxable income. Accordingly, federal and state income taxes are not provided.

   Comprehensive income

   In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The provisions of SFAS 130 were adopted during the current period.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-------------------------------------------------------------------------------

    The Company has no items of other comprehensive income at December 31, 1998 and June 30, 1999.

    Business segments

    Segments are determined by the "management approach" as described in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which the Company adopted in the current period. Management views the Company as operating in a single segment.

    Earnings per share (EPS)

    Given the historical organization and capital structure of the Company, earnings per share information is not considered meaningful or relevant and has not been presented in the accompanying combined financial statements or notes thereto.


3.  Other Current Assets

    Other current assets consist of the following:

                                                         June 30,
                                           December 31,    1999
                                               1998     (Unaudited)
                                           ------------ -----------

    Refundable income taxes                   $      -   $220,067
    Inventories                                211,090    221,793
    Deposits                                    86,560     86,560
    Prepaid licenses and insurance             116,347    194,144
                                              --------   --------
                                              $413,997   $722,564
                                              ========   ========


4.  Income Taxes

    The provision (benefit) for income taxes consists of the following:

                                                  6 months        6 months
                                                   ended           ended
                                Year Ended        June 30,        June 30,
                               December 31,         1998            1999
                                  1998           (Unaudited)     (Unaudited)
                              --------------     -----------     -----------

    Current
    -------
      Federal                  $ 387,283          $ 92,456        $ (86,994)

      State                       93,000            17,357          (16,332)
                               ---------          --------        ---------
                                 480,283           109,813         (103,326)

    Deferred                    (141,980)          (66,253)          58,155
                               ---------          --------        ---------
                               $ 338,303          $ 43,560        $ (45,171)
                               =========          ========        =========



MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------

   The components of the net deferred tax liability are as follows:


                                                 Year ended      June 30,
                                                 December 31,     1999
                                                    1998       (Unaudited)
                                                 -----------   -------------

  Depreciation                                   $3,288,260    $3,237,685
  Estimated expenses deductible in
    future tax periods                             (697,349)     (592,028)
                                                 ----------    ----------
          Net deferred income tax liability      $2,590,911    $2,645,657
                                                 ==========    ==========



   The difference between the provision for income taxes attributable to continuing operations and the amounts that would be expected using the Federal statutory income tax rate of 34% is explained below:



                                                        6 months     6 months
                                                          ended        ended
                                         Year Ended     June 30,     June 30,
                                        December 31,      1998         1999
                                            1998       (Unaudited)  (Unaudited)
                                        ------------   -----------  -----------


Tax at federal statutory rate            $ 319,868      $  62,591     $(54,246)
Income not subject to taxation
  at Corporate level                      (232,409)      (118,032)     (84,597)
Nondeductible expenses                     191,543         95,772       98,386
State taxes, net                            59,301          3,229       (4,714)
                                         ---------      ---------     --------
Net provision benefit for income tax     $ 338,303      $  43,560     $(45,171)
                                         =========      =========     ========

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------


5.  Property and Equipment


                                                December 31,   June 30,
                                                   1998          1999
                                                              (unaudited)
                                                ------------  -----------
     Property and Equipment consists of
       the following:
         Revenue Equipment                      $22,082,314   $21,314,886
         Service and Garage Equipment               810,713       616,530
         Office Furniture, Fixtures, and
           Equipment                                370,701       370,701
         Buildings and Leasehold Improvements       972,787       972,787
         Land                                       305,322       305,322
                                                -----------   -----------
                                                 24,541,837    23,580,226

         Less: Accumulated depreciation
           and amortization                      (9,271,814)   (9,314,390)
                                                -----------   -----------

                                                $15,270,023   $14,265,836
                                                ===========   ===========

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------

6. Long-Term Debt

                                                                                     June 30,
                                                            December 31,               1999
                                                               1998                (Unaudited)
                                                            ------------           -----------
   Notes payable to commercial lenders,
     secured primarily by revenue equipment;
     interest rates from 5.69% to 9.5%; payable
     in monthly installments through 2004                   $ 6,668,152             $5,955,597

   Notes payable to related parties, unsecured;
     interest at 8%; $919,500 due July 30, 1999,
     remainder payable in monthly installments
     through 2002                                             2,419,305              2,722,174
                                                            -----------             ----------
                                                            $ 9,087,457             $8,677,771
   Less current portion                                      (4,658,633)            (4,761,768)
                                                            -----------             ----------
                                                            $ 4,428,824             $3,916,003
                                                            ===========             ==========

   Long-term debt matures as follows:

                                                                      December 31,
   Year Ended                                                             1998
   ----------                                                         -------------
   1999                                                                $4,658,633
   2000                                                                 2,448,045
   2001                                                                 1,039,355
   2002                                                                   654,886
   2003                                                                   232,061
   Thereafter                                                              54,477
                                                                       ----------
   Total long-term debt                                                 9,087,457
                                                                       ==========

7. Line of Credit Facility

   MDR Cartage, Inc. has a line of credit facility which provides for borrowings up to $700,000 with interest accruing at 9%. The line was secured by accounts receivable and real estate. The initial term of the line of credit facility matured on July 16, 1999, and was renewed for an additional term of one year.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------


 8. Operating Leases

    MDR leases equipment from independent lessors and an employee on a regular basis. All of the leases are operating leases, and no leases have terms extending beyond 12 months from December 31, 1998. The terms of the lease with an employee is, in the opinion of the Company, no less favorable to the Company than would be obtained from unrelated third parties.


 9. Retirement Plan

    In 1997, MDR Cartage, Inc. adopted a 401(k) Retirement Plan covering substantially all employees with at least 12 months of service. The plan provides for MDR Cartage, Inc. matching contributions of up to 6% of wages. The expenses associated with this plan reflected in the combined statements of income for the year ended December 31, 1998, and for the six months ended June 30, 1998 and June 30, 1999, were $36,848, $25,104, and $18,000, respectively.


10. Contingencies

    The Company is a party to various legal actions, which are ordinary, and incidental to its business. While the outcomes of legal actions cannot be predicted with certainty, the Company believes the outcome of any of these proceedings, or all of them combined, will not have a material adverse effect on its combined financial position or results of operations.

MDR CARTAGE, INC. AND BF TRANSPORTATION, INC.
Notes to Combined Financial Statements
December 31, 1998, June 30, 1998, and June 30, 1999
-----------------------------------------------------------------------------


11. Subsequent Events

    On June 30, 1999, the Company was purchased by Transit Group, Inc. for 2,450,000 shares of Transit Group, Inc. common stock and $1,800,000 of cash. As a result of the purchase, BF Transportation, Inc. was converted to a C-corporation and recorded a noncurrent deferred tax liability of approximately $135,000.